SECURITIES AND EXCHANGE COMMISSION

                                      WASHINGTON, D.C.

                                         FORM 8-K/A

                                      Amendment No. 1
                                             to
                                       CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934


                                   September 28, 1999
                    Date of Report (date of earliest event reported)


                        Advanced Remote Communication Solutions, Inc.
                     (Exact Name of Registrant as Specified in its Charter)


    California                          0-11038                 33-0644381
(State or Other                       (Commission           (IRS Employer Iden-
Jurisdiction of                       File Number)            tification Number)
Incorporation)


                       10675 Sorrento Valley Road, Suite 200
                            San Diego, California  92121
                      (Address of Principal Executive Offices
                                 Including Zip Code)

                                 (858) 657-0100
                            (Registrant's Telephone Number,
                                   Including Area Code)





The undersigned Registrant hereby amends its Current Report on Form 8-K by the addition of financial statements and exhibits as follows:

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

         On September 28, 1999, Advanced Remote Communications Solutions, Inc., a California corporation ("ARCOMS"), completed the acquisition of Innovative Communication Technologies, Inc., a Maryland corporation ("ICTI Maryland").
The acquistion was effected by means of a merger through which ICTI Maryland was merged with and into ARCOMS' wholly-owned subsidiary, Innovative Communication Technologies, Inc., a Delaware corporation ("ICTI Delaware"). ICTI Delaware will continue ICTI Maryland's business of the design and implementation of bandwidth efficient multi-media satellite networks.

         Pursuant to the terms of an Agreement and Plan of Reorganization dated as of August 1, 1999 (the "Merger agreement"), ARCOMS issued an aggregate of 1,665,000 shares of its no par value common stock (the "Stock") to Mohammed G. Abutaleb, David J. Megel, Jeffrey R. Jacobson and James C.
Crichton, who were the shareholders of ICTI Maryland (collectively, the "ICTI Shareholders"). The Merger Agreement also provided for (a) the payment by ARCOMS of an aggregate of $1,500,000 in cash to the ICTI Shareholders; (b) the issuance of negotiable promissory notes by ARCOMS to the ICTI Shareholders in the aggregate principal amount of $500,000; and (c) the issuance of non-negotiable promissory notes by ARCOMS to the ICTI Shareholders in the aggregate amount of $100,000. Additionally, a non-negotiable note of up to $400,000 may be issued by ARCOMS to the ICTI Shareholders contingent upon certain revenue targets being met. This contingent note has not been recorded in the financial statements. In addition, the cash portion of the purchase price is subject to adjustment based on the book value of ICTI Maryland as of the Closing Date. ARCOMS also agreed to issue options to acquire up to 400,000 shares to officers, employees and consultants of ICTI pursuant to ARCOMS' 1999 Stock Option Plan.

         The funds for the cash payments to the ICTI Shareholders were from ARCOMS' working capital.

         After the acquisition, the ICTI Shareholders will be employed by ICTI Delaware under employment agreements entered into between ARCOMS, ICTI Delaware, and each of the ICTI Shareholders. Each of the ICTI Shareholders also entered into an agreement not to compete with ICTI Delaware's business for a period of time.

         The consideration for the acquisition and the terms of the employment and non-compete agreements were negotiated at arms' length. In determining those terms, ARCOMS considered, among other factors: (i) the technology of ICTI Maryland; (ii) ICTI Maryland's client base; (iii) the synergies between ICTI Maryland and ARCOMS' operations; (iv) the historical revenues and operations of ICTI Maryland; and (v) the potential contributions of the ICTI Shareholders to ARCOMS' business.









                        REPORT OF INDEPENDENT ACCOUNTANTS

                        ARGY, WILTSE & ROBINSON LETTERHEAD



To the Board of Directors and Stockholders of Innovative Communications Technologies, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Innovative Communications Technologies, Inc. at September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


ARGY, WILTSE & ROBINSON


/S/ Argy, Wiltse & Robinson, P.C.
McLean, Virginia
August 11, 1999

                         INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.

                                      BALANCE  SHEETS


                                                            September 30,
                                                       1998              1997
                                         ASSETS

Current assets
      Cash and cash equivalents                      $142,886         $414,825
      Accounts receivable                             763,424        1,165,432
      Unbilled receivables                             95,925          110,616
      Income taxes receivable                             0             31,750
      Inventory                                        57,972           40,254
      Restricted investments                          197,500          179,500
      Other current assets                              1,900            3,887
                                                        -----            -----

           Total current assets                     1,259,607        1,946,264

Property and equipment, net                            44,639           64,695
                                                       ------           ------

           Total assets                            $1,304,246       $2,010,959
                                                    =========        =========


                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Accounts payable and accrued expenses          $472,947         $229,341
      Accrued payroll and related expenses             64,555          114,599
      Employee pension payable                         48,517          129,213
      Billings in excess of revenue recognized        100,665          939,668
      Deferred income taxes                            80,000          129,000
      Dividends payable                                     0            3,000
      Income taxes payable                             42,532                0

                                                       ------           ------
           Total current liabilities                  809,216        1,544,821
                                                      --------        --------
Stockholders' equity
      Common stock - $1 par value,  1,000 shares
      authorized,  200 shares issued
      and outstanding                                    200              200
      Additional paid-in-capital                      91,200           91,200
      Retained earnings                              403,630          374,738
                                                     -------          -------
           Total stockholders' equity                495,030          466,138
Commitments and contingencies

           Total liabilities and stockholders'
            equity                                $1,304,246       $2,010,959
                                                   =========        =========

The accompanying notes are an integral part of these financial statements

                      INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.

                   STATEMENTS OF  OPERATIONS  AND  RETAINED EARNINGS


                                                     Year ended September 30,
                                                      1998              1997

Revenue

      Contract revenue                           $4,476,776        $4,469,767
      Royalty income                                230,689            51,030
                                                    -------            ------
                                                  4,707,465         4,520,797

Costs and expenses

      Direct expenses, excluding labor            2,628,462         2,301,328
      Overhead and general and administrative     2,080,541         2,378,300
      Interest income, net                          (48,430)          (40,276)
                                                    -------           -------
                                                  4,660,573         4,639,352
                                                    -------           -------

Income (loss) before income taxes                    46,892          (118,555)

Provision for (benefit from) income taxes            18,000           (24,000)
                                                    -------           -------

Net income (loss)                                    28,892           (94,555)

Retained earnings at the beginning of the year      374,738           472,293

Dividends to stockholders                             0                (3,000)
                                                      -----            ------

Retained earnings at the end of the year           $403,630          $374,738
                                                    =======           =======
The accompanying notes are an integral part of these financial statements

                     INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.
                                STATEMENTS  OF  CASH  FLOWS


                                                     Year ended September 30,
                                                    1998                1997



Cash flows from operating activities:

      Net income (loss)                          $ 28,892          $(94,555)
                                                  -------          ---------
      Adjustments to reconcile net income
      (loss) to net cash (used in)
        provided by operating activities:
           Depreciation and amortization           39,304            41,362
           Deferred income taxes                  (49,000)          (30,000)
           Decrease (increase) in accounts
             receivable                           402,008          (598,009)
           Increase in unbilled receivables        14,691           (51,536)
           Decrease (increase) in income
             taxes receivable                      31,750           (17,385)
           Increase in inventory                  (17,718)          (40,254)
           Decrease in other current assets         1,987            33,488
           Increase in accounts payable
            and accrued expenses                  243,606           130,826
           (Decrease) increase in accrued
            payroll and related expenses          (50,044)           65,023
           (Decrease) increase in employee
            pension payable                       (80,696)           41,463
           (Decrease) increase in billings
           in excess of revenue recognized       (839,003)          904,668
          (Decrease) increase in dividends
           payable                                 (3,000)            3,000
           Increase in income taxes payable        42,532                 0
                                                   -------          -------
              Total adjustments                  (263,583)          482,646
                                                  -------           -------
              Net cash (used in) provided by
               operating activities              (234,691)          388,091
                                                 --------           -------
Cash flows from investing activities:

      Purchases of property and equipment         (19,248)          (42,752)
      Purchases of investments                    (18,000)         (179,500)
                                                  --------          -------
              Net cash used in
              investing activities                (37,248)         (222,252)

Cash flows from financing activity:
      Distribution to stockholders                     0             (3,000)
                                                       -            -------
Net (decrease) increase in cash and
      cash equivalents                            (271,939)         162,839

Cash and cash equivalents at the
     beginning of the year                         414,825          251,986
                                                   -------          -------

Cash and cash equivalents at the
      end of the year                             $142,886         $414,825
                                                  ========         ========

The accompanying notes are an integral part of these financial statements.

                     INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.

                        NOTES  TO  THE  FINANCIAL  STATEMENTS

                             SEPTEMBER 30, 1998 AND 1997


NOTE  1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Innovative Communications Technologies, Inc. (the Company) was formed in October 1989. The Company, which is privately owned, is engaged in the design and implementation of bandwidth efficient multimedia satellite networks. The Company currently provides these services to the Mexican Secretary of the National Defense and to commercial companies in North and South America and Europe.

Subsequent to September 30, 1998, the Company agreed to a merger and plan of reorganization with an existing company. Under the proposed terms of the merger and plan of reorganization, the Company would operate as a wholly-owned subsidiary of the other company. The merger is currently scheduled to close in September 1999.

The significant accounting policies followed by the Company are described below.

Revenue recognition

The Company's revenue results primarily from contracts with the Mexican Secretary of the National Defense and commercial companies. Revenue on fixed-price contracts includes direct costs and allocated indirect costs plus recognized profit. Profit is recognized under fixed-price contracts on the percentage-of-completion basis. Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables. Losses on contracts are provided for in the period they are first determined.

Cash and cash equivalents

Cash and cash equivalents includes cash on hand, demand deposits with financial institutions and investments with a maturity of three months or less.

Restricted investments

As the Company has the intention and the ability to hold its investments to maturity, the investments are carried at cost, adjusted for accretion of discounts.

Inventory

Inventory, which consists of computer and electronic components, is accounted for using the specific identification method. Inventory is stated at the lower of cost or market.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs which do not materially prolong the useful lives of the assets are charged to expense. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful lives of the assets or the term of the lease.

Income taxes

The Company follows the practice of providing for income taxes using the liability method. Under the liability method, the income tax provision is based upon income taxes currently payable plus changes in the deferred tax liability associated with temporary differences.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of credit risk

The Company is subject to credit risk concentrations principally from cash and cash equivalents and accounts receivable. The Company believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in a financial institution. The Company had cash and restricted investments on deposit in financial institutions which exceeded the federally insured limit by approximately $298,000 at September 30, 1998. The Company's accounts receivable balance consists primarily of amounts due under contracts with the Mexican Defense Ministry and commercial companies. During the years ended September 30, 1998 and 1997, revenue from two customers represented approximately 69% and 61%, respectively, of the Company's revenue. Additionally, at September 30, 1998 and 1997, accounts receivables from two customers and one customer, respectively, represented approximately 71% and 75%, respectively, of the Company's accounts receivable balance. The Company's management assesses the financial strength of its customers for whom significant contracts are performed and reviews the accounts receivable balances as a whole to determine the adequacy of its allowance for doubtful accounts. In addition, the Company sometimes requires customers to provide a deposit or arrange a letter of credit prior to commencement of work. The Company generally does not require collateral from the remaining customers since the receivables are supported by contracts.


NOTE 2 - UNBILLED   RECEIVABLES  AND  BILLINGS  IN  EXCESS  OF  REVENUE
-----------------------------------------------------------------------
         RECOGNIZED
         ----------
Unbilled receivables and billings in excess of revenue recognized at September 30, 1998 and 1997, result from differences between billings, which are determined based upon contractual terms, and amounts recognized as earned, which are determined based upon costs incurred and contract performance.

NOTE 3 - RESTRICTED INVESTMENTS

Restricted investments consist of the following:

                               September 30, 1998
                       ____________________________________________________
                       Amortized        Unrealized    Unrealized       Fair
                        Cost             Gains         Losses         Value
Certificates
of deposit               $ 197,500      $  0            $ 0        $197,500
                          =======        ====           =====         =====


                               September 30, 1997
                       ____________________________________________________
                       Amortized        Unrealized     Unrealized      Fair
                       Cost              Gains          Losses        Value
Certificates
of deposit               $179,500       $  0            $ 0        $179,500
                          =======        =====         ======         =====

As of September 30, 1998 and 1997, all investments are scheduled to mature in one year or less. During the years ended September 30, 1998 and 1997, the Company had no realized gains or losses from the sale or maturity of investments.

These investments are restricted as they serve as collateral for letters of credit (Note 8).


NOTE  4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
                                                           September 30,
                                                    1998                 1997

      Computer hardware and software
      and office equipment                     $  167,219          $  147,971
      Furniture and fixtures                       33,112              33,112
      Leasehold improvements                        9,332               9,332
                                            -------------        -------------

                                                  209,663             190,415

      Less:  accumulated depreciation
             and amortization                    (165,024)           (125,720)
                                            -------------        -------------

                                                  $44,639             $64,695
                                            =============        =============

Depreciation and amortization expense for the years ended September 30, 1998 and 1997 aggregated $39,304 and $41,362, respectively.

NOTE 5 - LINE-OF-CREDIT

The Company maintains a line-of-credit under the terms of an agreement which provides the Company with the ability to borrow $350,000 with interest due monthly at 3.15% plus the 30-day commercial paper rate. In addition, the line-of-credit agreement requires the Company's stockholders to personally maintain an aggregate amount of cash and unencumbered marketable securities of at least $350,000. The line-of-credit agreement had an initial expiration date of July 31, 1999 and was subsequently extended to December 31, 2000 (with an increase in the line-of-credit amount to $600,000). Borrowings under the line-of-credit are secured by substantially all of the assets of the Company and are guaranteed by the stockholders of the Company.

The Company had no interest expense for the years ended September 30, 1998 and 1997.


NOTE 6 - INCOME TAXES

The components of the provision for (benefit from) income taxes consist of the following:

                                              Year ended September 30,
                                              1998               1997
    Current income taxes                      ----               ----
       Federal                              $56,000            $5,000
       State                                 11,000             1,000

    Deferred income taxes
       Federal                              (41,000)          (25,000)
       State                                 (8,000)           (5,000)
                                             ------            ------

                                            $18,000          $(24,000)
                                             ======           =======

Deferred taxes result from differences between financial statement and income tax reporting of income and deductions. Temporary differences giving rise to deferred taxes consist primarily of the use of the cash basis method of accounting for income tax purposes. The Company paid income taxes during the years ended September 30, 1998 and 1997 of $16,000 and $36,049, respectively.


NOTE 7 - RETIREMENT PLANS

During the year ended September 30, 1998, the Company adopted a 401(k) Profit Sharing Plan (the 401(k) Plan) for all eligible employees. Participants may make voluntary contributions of up to 15% of their annual compensation to the 401(k) Plan. Company contributions to the 401(k) Plan include a matching contribution of 25% of each employees' salary reduction up to 6% of each employee's annual compensation and an additional contribution at the discretion of management. Company contributions vest to the participants ratably over a five year period. The Company made contributions of $51,961 to the 401(k) Plan for the year ended September 30, 1998.

During the year ended September 30, 1997 and for a portion of the year ended September 30, 1998, the Company maintained a Simplified Employee Pension Plan (the SEP Plan) for all employees who were over the age of 21 and had two years of service with the Company. Company contributions to the SEP Plan were at the discretion of management and vested to the participants immediately. Company contributions to the SEP Plan for the year ended September 30, 1997 were $127,213. The Company made no contributions to the SEP Plan for the year ended September 30, 1998.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

Leases

The Company has several noncancelable operating leases for office space and equipment that expire at various dates through June 2004. The office lease for the Company's headquarters provides for an annual 3.0% escalation of the base rent. The following is a schedule by year of future minimum lease payments required under operating leases which have initial or remaining noncancelable lease terms in excess of one year at September 30, 1998:

       Year ending September 30,

                    1999                                  $     168,000
                    2000                                        156,000
                    2001                                        160,000
                    2002                                        159,000
                    2003                                        153,000
                    2004                                        111,000

                                                             ----------
                                                          $     907,000
                                                             ==========
Rent expense aggregated $120,004 and $99,152 for the years ended September 30, 1998 and 1997, respectively.

Letters of credit

At September 30, 1998 and 1997, the Company has $197,500 and $179,500, respectively, of outstanding letters of credit which serve as collateral for performance under the contract with the Mexican Secretary of the National Defense.

Litigation

At September 30, 1998, the Company is involved in two legal matters. Outside legal counsel for the Company has advised that, at this stage in the proceedings, he cannot offer an opinion as to the probable outcome. Management of the Company intends to vigorously defend its position.









































               ARGY, WILTSE & ROBINSON LETTERHEAD


August 11, 1999


To the Board of Directors and Stockholders of Innovative Communications Technologies, Inc.:

We have reviewed the accompanying balance sheet of Innovative Communications Technologies, Inc. as of June 30, 1999, and the related statements of income and retained earnings and of cash flows for the nine month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Innovative Communications Technologies, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

ARGY, WILTSE & ROBINSON

/s/ Argy,Wiltse & Robinson, P.C.

McLean, Virginia
August 11, 1999

                  INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.
                                  BALANCE SHEET

                                  JUNE 30, 1999


                                     ASSETS


Current assets

      Cash and cash equivalents                             $  752,747
      Restricted cash                                           34,052
      Accounts receivable                                      198,794
      Unbilled receivables                                     373,500
      Inventory                                                 40,618
      Other current assets                                       2,561
                                                             ---------
           Total current assets                              1,402,272

Property and equipment, net                                     28,285
Deposits                                                        12,379
                                                             ---------
           Total assets                                     $1,442,936
                                                             =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Accounts payable and accrued expenses                   $300,061
      Accrued payroll and related expenses                     216,314
      Employee pension payable                                  41,829
      Billings in excess of revenue recognized                  66,332
      Income taxes payable                                     120,019
      Deferred income taxes                                     48,000
                                                                ------
           Total current liabilities                           792,555

Stockholders' equity
      Common stock - $1 par value,  1,000 shares
      authorized,  200 shares  issued and outstanding              200
      Additional paid-in-capital                                91,200
      Retained earnings                                        558,981
                                                               -------
           Total stockholders' equity                          650,381
Commitments and contingencies                                 --------
           Total liabilities and stockholders' equity       $1,442,936
                                                             =========

See accompanying notes and accountants' review report

                  INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                      NINE MONTH PERIOD ENDED JUNE 30, 1999




Revenue

      Contract revenue                                         $2,791,150
      Royalty income                                            1,630,750
                                                                ---------
                                                                4,421,900
Costs and expenses                                              ---------

      Direct expenses                                           2,207,510
      Overhead and general and administrative                   1,976,811
      Interest income,net                                         (31,772)
                                                                ---------
                                                                4,152,549
                                                                ---------
Income before income taxes                                        269,351

Provision for income taxes                                       (114,000)
                                                                ---------
      Net income                                                  155,351

Retained earnings at the beginning of the period                  403,630
                                                                 --------

Retained earnings at the end of the period                       $558,981
                                                                 ========
See accompanying notes and accountant's review report

                  INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                      NINE MONTH PERIOD ENDED JUNE 30, 1999



Cash flows from operating activities:

      Net income                                              $155,351
                                                               -------
      Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation and amortization                        25,539
           Deferred income taxes                               (32,000)
           Loss on disposition of property and equipment         9,481
           Decrease in accounts receivable                     564,630
           Increase in unbilled receivables                   (277,575)
           Decrease in inventory                                17,354
           Increase in other current assets                       (661)
           Decrease in accounts payable and accrued expenses  (172,886)
           Increase in accrued payroll and related expenses    151,759
           Decrease in employee pension payable                 (6,688)
           Decrease in billings in excess of revenue
              recognized                                       (34,333)
           Increase in income taxes payable                     77,487
                                                                ------

                Total adjustments                              322,107
                                                               -------
                Net cash provided by operating activities      477,458
                                                               -------

Cash flows from investing activities:

      Increase in restricted cash                              (34,052)
      Proceeds from maturities of investments                  197,500
      Purchases of property and equipment                      (18,666)
      Increase in deposits                                     (12,379)
                                                               -------

                Net cash provided by investing activities      132,403
                                                               -------

Net increase in cash and cash equivalents                      609,861

Cash and cash equivalents at the beginning of the period       142,886
                                                               -------

Cash and cash equivalents at the end of the period            $752,747
                                                               =======


See accompanying notes and accountants' review report

                  INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.


                        NOTES TO THE FINANCIAL STATEMENTS

                                  JUNE 30, 1999


NOTE  1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Innovative Communications Technologies, Inc. (the Company) was formed in October 1989. The Company, which is privately owned, is engaged in the design and implementation of bandwidth efficient multimedia satellite networks. The Company currently provides these services to the Mexican Secretary of the National Defense and to commercial companies in North and South America and Europe.

During the year ended June 30, 1999, the Company agreed to a merger and plan of reorganization with an existing company. Under the proposed terms of the merger and plan of reorganization, the Company would operate as a wholly-owned subsidiary of the other company. The merger is scheduled to close in September 1999.

The significant accounting policies followed by the Company are described below.

Revenue recognition

The Company's revenue results primarily from contracts with the Mexican Secretary of the National Defense and commercial companies. Revenue on fixed-price contracts includes direct costs and allocated indirect costs plus recognized profit. Profit is recognized under fixed-price contracts on the percentage-of-completion basis. Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables. Losses on contracts are provided for in the period they are first determined.

Cash and cash equivalents

Cash and cash equivalents includes cash on hand, demand deposits with financial institutions and investments with a maturity of three months or less.

Inventory

Inventory, which consists of computer and electronic components, is accounted for using the specific identification method. Inventory is stated at the lower of cost or market.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs which do not materially prolong the useful lives of the assets are charged to expense. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful lives of the assets or the term of the lease.

See accountants' review report

Income taxes

The Company follows the practice of providing for income taxes using the liability method. Under the liability method, the income tax provision is based upon income taxes currently payable plus changes in the deferred tax liability associated with temporary differences.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of credit risk

The Company is subject to credit risk concentrations principally from cash and cash equivalents and accounts receivable. The Company believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions. At June 30, 1999, the Company had cash on deposit at federal and non-federal institutions which exceeded the federal insured limit by approximately $1,090,000. The Company's accounts receivable balance consists primarily of amounts due under contracts with the Mexican Defense Ministry and commercial companies. During the nine month period ended June 30, 1999, revenue from two customers represented approximately 60% of the Company's revenue. The Company's management assesses the financial strength of its customers for whom significant contracts are performed and reviews the accounts receivable balances as a whole to determine the adequacy of its allowance for doubtful accounts. In addition, the Company sometimes requires customers to provide a deposit or arrange a letter of credit prior to commencement of work. The Company does not require collateral from the remaining customers since the receivables are supported by contracts.


NOTE 2 - UNBILLED RECEIVABLES AND BILLINGS IN EXCESS OF REVENUE
              RECOGNIZED

Unbilled receivables and billings in excess of revenue recognized at June 30, 1999, result from differences between billings, which are determined based upon contractual terms, and amounts recognized as earned, which are determined based upon costs incurred and contract performance.


NOTE  3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of June 30, 1999:

           Computer, office equipment and software           $      171,609
           Furniture and fixtures                                    22,130
                                                              -------------
                                                                    193,739
           Less:  accumulated depreciation and amortization        (165,454)
                                                              -------------
                                                             $       28,285
                                                              =============
Depreciation and amortization expense for the nine month period ended June 30, 1999 aggregated $25,539.

NOTE 4 - LINE-OF-CREDIT

The Company maintains a line-of-credit under the terms of an agreement which provides the Company with the ability to borrow $350,000 with interest due monthly at 3.15% plus the 30-day commercial paper rate. At June 30, 1999, the Company was utilizing $86,700 of the available line- of-credit balance as collateral for two letters of credit (Note 7). In addition, the line-of-credit agreement requires the Company's stockholders to personally maintain an aggregate amount of cash and unencumbered marketable securities of at least $350,000. The line-of-credit agreement had an initial expiration date of July 31, 1999 and was subsequently extended to December 31, 2000 (with an increase in the line-of-credit amount to $600,000). Borrowings under the line-of-credit are secured by substantially all of the assets of the Company and are guaranteed by the stockholders of the Company.

Interest paid, which approximated interest expense for the nine month period ended June 30, 1999, was approximately $250.


NOTE 5 - INCOME TAXES

The components of the income tax provision consist of the following for the nine month period ended June 30, 1999:

           Current income taxes
                Federal                                     $      122,000
                State                                               24,000

           Deferred income taxes
                Federal                                            (27,000)
                State                                               (5,000)
                                                                   -------

                                                            $      114,000
                                                                   ========
Deferred taxes result from differences between financial statement and tax reporting of income and deductions. Temporary differences giving rise to deferred taxes consist primarily of the use of the cash basis method of accounting for income tax purposes. The Company paid income taxes during the nine month period ended June 30, 1999 of $68,513.


NOTE 6 - RETIREMENT PLAN

The Company maintains a 401(k) Profit Sharing Plan (Plan) for all eligible employees. Participants may make voluntary contributions of up to 15% of their annual compensation to the Plan. Company contributions to the Plan include a matching contribution of 25% of the employees' salary reduction up to 6% of annual compensation and an additional contribution at the discretion of management. Company contributions vest to the participants ratably over a five year period. The Company recorded Plan contributions of $52,409 for the nine month period ended June 30, 1999.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases

The Company has several noncancelable operating leases for office space and equipment that expire at various dates through June 2004. The office lease for the Company's headquarters provides for an annual 3.0% escalation of the base rent. The following is a schedule by year of future minimum lease payments required under operating leases which have initial or remaining noncancelable lease terms in excess of one year at June 30, 1999:

       Year ended June 30,

                    2000                   $     155,000
                    2001                         159,000
                    2002                         145,000
                    2003                         148,000
                    2004                         147,000
                                             -----------
                                           $     754,000
                                             ===========
Rent expense aggregated $128,379 for the nine month period ended June 30, 1999.

Letters of credit

At June 30, 1999, the Company has $120,752 of outstanding letters of credit which serve as collateral for performance under contracts with the Mexican Secretary of the National Defense and a commercial customer. The collateral for the letters of credit includes a money market fund in the amount of $34,052 while the remaining amount is secured through an available line-of-credit balance (Note 4). The money market fund is classified as restricted cash on the balance sheet.

Litigation

At June 30, 1999, the Company is involved in two legal matters. Outside counsel for the Company has advised that at this stage in the proceedings, he cannot offer an opinion as to the probable outcome. Management of the Company intends to vigorously defend its position.















































Item 7

(b) Proforma Financial Information

The following unaudited proforma condensed consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 give effect as if the acquisition of ICTI occurred as of January 1, 1998 and January 1, 1999, respectively. The condensed consolidated balance sheet as of June 30, 1999 gives effect to the acquisition as if such transaction occurred on January 1, 1999.

The pro forma condensed consolidated financial statements have been prepared by the management of the Company based on the historical financial statements of the Company and of ICTI using the purchase method of accounting. Assumptions and adjustments are discussed in the accompanying notes to the pro forma condensed consolidated financial statements. In the opinion of management of the Company, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the period had the transaction occurred on the dates indicated. In addition, such financial statements do not purport to indicate the results of future operations of financial position of the Company from the acquisition date forward.

The following data should be read in conjunction with the ARCOMS consolidated financial statements and related notes and ICTI financial statements and related notes included elsewhere in this document.


























































ARCOMS
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
(IN 000'S, EXCEPT PER SHARE DATA)

                                                            ADJUST-
                                 ARCOMS      ICTI            MENTS        TOTAL
REVENUES                        $10,173     $4,707                       14,880

COST OF SALES                     5,085      2,628                        7,713
                            -----------------------                   ---------

GROSS PROFIT                      5,088      2,079                        7,167
SELLING, GENERAL &
  ADMINISTRATIVE                  4,755      2,080  *          466        7,301
                            -----------------------                   ---------

INCOME (LOSS)                       333        (1)                         (134)
  OPERATIONS

INTEREST (EXPENSE) INCOME, NET     (366)       48  1)         (45)        (363)
                            -----------------------                   ---------

(LOSS) INCOME BEFORE                (33)       47                         (497)
  TAXES

TAX BENEFIT (EXPENSE)               422       (18) 5)         (12)         392
                           -----------------------       ----------------------

NET INCOME                        $ 389      $ 29             409         (105)
                           =======================       ======================

BASIC EARNINGS PER SHARE         $ 0.02                                $ (0.01)

DILUTED EARNINGS PER             $ 0.02                                $ (0.01)
  SHARE

WEIGHTED SHARES                  17,333                                 18,998
  OUTSTANDING

WEIGHTED SHARES
OUTSTANDING ASSUMING
DILUTION                         18,358                                 18,998



Notes to pro forma condensed consolidated financial statement of operations for year ended December 31, 1998: (Note that the financials for ICTI are for the year ended September 30, 1998.)

The following entries have been made to adjust the condensed consolidated statements of operations for the year ended December 31, 1998 as if the acquisition of ICTI had taken effect as of January 1, 1998.

* For ease of presentation, entries 2, 3 and 4 have been combined.


                                                             DR           CR
                                                    --------------------------

1.  To record interest expense on notes payable issued.

Interest expense                                             45
Interest payable                                                          45

2. To record amortization expense on goodwill in the amount of $5.4 million.

Amortization expense                                        540
Goodwill                                                                 540

3. To record amortization expense on a non-compete agreement.

Amortization expense                                         28
Non compete agreement                                                     28

4. To adjust salary expense to the amount specified in employment agreements.

Cash                                                        102
Selling, general and administrative                                       102

5. To record the income tax effect of all pro forma adjustments.

Income tax expense                                           12
Income tax payable                                                         12




















ARCOMS
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1999
(IN 000'S EXCEPT PER SHARE DATA)

                                                             ADJUST-
                              ARCOMS         ICTI             MENTS       TOTAL
REVENUES                     $ 5,545          $ 2,948                     8,493

COST OF SALES                  2,169            1,472                     3,641
                         ----------------------------                 ----------

GROSS PROFIT                   3,376            1,476                     4,852

SELLING, GENERAL &
  ADMINISTRATIVE               3,356            1,318            (5)      4,669
                         ----------------------------                 ----------

INCOME (LOSS) FROM                20              158                       183
  OPERATIONS

INTEREST (EXPENSE) INCOME, NET  (402)              21  1)       (23)       (404)
                         ----------------------------                 ----------
(LOSS) INCOME BEFORE            (382)             179                      (221)

TAX BENEFIT (EXPENSE)            223              (76) 6)      (101)        46
                         ----------------------------   ------------------------

NET INCOME                    $ (159)           $ 103            18       (175)
                         ============================   ========================

BASIC EARNINGS PER SHARE     $ (0.01)                                   $ (0.01)

DILUTED EARNINGS PER         $ (0.01)                                   $ (0.01)
  SHARE

WEIGHTED SHARES               18,886                                     20,551
  OUTSTANDING

WEIGHTED SHARES
OUTSTANDING ASSUMING
DILUTION                      18,886                                     20,551



Notes to pro forma condensed consolidated financial statement of operations for six months ended June 30, 1999.

The following entries have been made to adjust the condensed consolidated statements of operations for the six months ended June 30, 1999 as if the acquisition of ICTI had taken effect as of January 1, 1999.

* For ease of presentation, entries 2, 3 and 4 have been combined.


                                                        DR             CR
                                                  -----------------------------

1.  To record 6 months interest expense on notes payable.

Interest expense                                       23
Interest payable                                                       23

2. To record 6 months amortization expense on goodwill in the amount of $5.4 million.

Amortization expense                                  270
Goodwill                                                              270

3. To record 6 months amortization expense related to non-compete agreements.

Amortization expense                                  14
Non compete agreement                                                  14

4. To adjust salary and benefit expense to the amount specified in employment agreements.

Cash                                                 217
Accounts payable                                      72
Selling, general and administrative                                   289


5.  To record the income tax expense effect of all pro forma adjustments.

Income tax expense                                   101
Taxes payable                                                         101







ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 1999
(in 000's)                                          ADJUST-
                         ARCOMS        ICTI          MENTS             TOTAL
ASSETS

Cash                    $ 2,770      $ 787     1)   (1,500)          $ 2,274
                                               5)      217
Other current assets      2,971        616                             3,587
                       --------------------                     ------------
  Total current assets    5,741      1,403                             5,861

Property - net              703         28                               731
Patent - net             16,897                                       16,897
Goodwill - net           10,984                1)    5,400            16,225
                                               1)      125
                                               2)     (270)
                                               3)      (14)
Other assets                            12                                12

                       --------------------                    -------------

  Total assets         $ 34,325    $ 1,443                          $ 39,726
                      =====================                    =============

LIABILITIES AND STOCK-
  HOLDERS EQUITY

Accounts payable          $ 893      $ 300     1)      387           $ 1,681
                                               6)      101
Other current
 liabilities              2,496        493     5)      (72)
                                               4)       23
                                               1)       47             2,987
                        -------------------                    -------------
  Total current
  liabilities             3,389        793                             4,668

Notes payable             6,859                1)      600             7,459
Deferred tax liability    6,415                                        6,415
Preferred stock           3,000                                        3,000
Common stock, no par
 value                   17,876                1)    3,538            21,414
Additional paid-in
capital                                 91     1)      (91)                -
Retained earnings        (3,214)       559     2)     (270)           (3,230)
                                               3)      (14)
                                               4)      (23)
                                               5)      289
                                               6)     (101)
                                               1)     (456)
  Total liabilities and
  stock-holders         ------------------                       ------------
  equity                $ 34,325   $ 1,443                          $ 39,726
                        ==================                       ============

Notes to pro forma condensed consolidated balance sheet:

1)  To record purchase of ICTI and eliminate retained earnings prior to 12/31/98

Dr.       Goodwill                                      5,400
          Non-compete agreement                           125
          Retained earnings                               456
          Paid in capital                                  91
Cr.       Accounts Payable to Shareholders                                387
          Notes payable                                                   600
          Net current liabilities                                          47
          Common stock                                                  3,538
          Cash                                                          1,500
The above purchase price allocation is preliminary and may change upon final determination of the fair value of net assets acquired. An amortization period of 10 years has been selected and utilized in the pro forma financial statements for goodwill and an amortization period of 4-1/2 years has been selected and utilized in the pro forma financial statements for the covenant not to compete which are expected in all material respects to be representative of the amortization expense that will result from the ultimate allocation of the specific intangible assets.

2)  To record 6 months amortization of goodwill using a 10 year life

Dr.       Retained earnings                               270
Cr.       Goodwill                                                       270

3) To record 6 months amortization on a covenant not to compete using a 4-1/2 year life.

Dr.       Retained earnings                                14
Cr.       Goodwill                                                        14

4)  To record 6 months interest expense on notes payable at 7.5%

Dr.       Retained earnings                                23
Cr.       Other current liabilities                                       23

5) To adjust salaries and benefits to the amounts specified in employment agreements.

Dr.       Cash                                            217
          Accrued expenses                                 72
Cr.       Retained Earnings                                              289

6)  To record income tax expense giving effect to adjustments for 6 months

Dr.       Income tax expense                              101
Cr.       Accrued liability                                              101














Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   December 5, 1999          ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.


                                   /s/ Michael L. Silverman,
                                   Chairman of the Board